UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): August 21, 2016

Entia Biosciences, Inc.
 (Exact name of registrant as specified in charter)

Commission File Number :   000-52864

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13565 SW Tualatin-Sherwood Road, Suite 800 Sherwood, Oregon	97140
(Address of principal executive offices)	(Zip Code)

(971) 228-0709
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 2.03 Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement.
  On August 21, 2016, we received notice that on August 19, 2016, an arbitration ruling was issued in the Matter of Arbitration Between Devin Andres, Claimant, and Entia Biosciences, Inc. , Respondent, as authorized by Oregon Revised Statute 36.620 and pursuant to the agreement between the parties that required arbitration of this dispute.  The ruling included a finding that Respondent failed to prove that Claimant Devin Andres' actions would allow the arbitrator to reach the conclusion that such actions constituted a breach of Andres' Separation and Release Agreement, resulting in an award of $93,074 plus statutory interest to the Claimant.  The Arbitrator found for the Respondent in all other matters under arbitration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTIA BIOSCIENCES, INC.
(Registrant)

Date: August 25, 2016	By:	/s/ Carl Johnson
Carl Johnson
President and CEO